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                                                                   EXHIBIT 10.12

                        EXECUTIVE EMPLOYMENT AGREEMENT


     This Executive Employment Agreement (this "Agreement") dated as of November
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4, 1998, is by and between ROWECOM INC. (the "Company"), a Delaware corporation
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having its principal executive offices at 725 Concord Avenue, Cambridge,
Massachusetts  02138, and LOUIS HERNANDEZ, JR. (the "Executive"), an individual
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residing at 15 Vernon Road, Belmont, Massachusetts  02478.

     The Company and the Executive agree as follows:

     1.   EMPLOYMENT OF EXECUTIVE.

     (A) EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Company agrees to employ the Executive, and the Executive agrees to serve, as the Company's Executive Vice President and Chief Financial Officer, reporting to the Company's Chief Executive Officer and having such powers and duties consistent with his positions as may be assigned to him from time to time by the Company's Chief Executive Officer.

     The Executive's employment hereunder will commence on the date hereof, and unless earlier terminated in accordance with Section 3 hereof, will continue through December 31, 2000, subject to extension by mutual consent of the parties.

     (B) COMMITMENT. The Executive represents that he is not currently party to or bound by any commitments that might interfere with or impair his performance of such duties and responsibilities or that are inconsistent with his obligations hereunder. The Executive will devote such time and attention to his duties and responsibilities hereunder as are reasonably required, and will not undertake any commitments that would interfere with or impair his performance of such duties and responsibilities.

     2.   COMPENSATION.   During the term of the Executive's employment with the
Company hereunder, the Company will compensate the Executive as follows.

     (A) SALARY. The Company will pay to the Executive a salary, payable monthly, at the rate of $130,000 per annum or such higher rate as the Company's Board of Directors may set from time to time, in its discretion.

     (B) BONUSES. The Executive will be eligible to receive annual cash bonuses of up to 50% of his salary, based on achievement of certain individual and Company performance targets to be agreed on by the Executive and the Company's Chief Executive Officer from time to time.

     (C) BENEFITS. The Company will promptly reimburse all out-of-pocket expenses reasonably incurred by the Executive in the course of performing his employment duties and responsibilities hereunder, against appropriate documentation. The Company will also provide the Executive with office space and administrative support consistent with his position, with
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Company-paid health and life insurance, and with such other fringe benefits as it from time to time may make generally available to its other senior executives at the Executive's level.

     3.   TERMINATION.

     (A) EVENTS CAUSING TERMINATION. The Executive's employment hereunder will terminate upon the occurrence of any of the following events:

          (1) The Executive's death, or a determination of his legal incapacity by a court of competent jurisdiction; or

          (2) The termination of the Executive's employment hereunder by the Company, by written notice to the Executive, upon the Executive's inability to perform his duties and responsibilities contemplated hereby for a period of at least 60 consecutive days, or for an aggregate of at least 90 days in any twelve-month period, because the Executive's physical or mental health have become so impaired as to make it impossible or impracticable for him to perform such duties and responsibilities; or

          (3) The termination of the Executive's employment hereunder by the Company, for Cause, by written notice to the Executive; or

          (4) The termination of the Executive's employment hereunder by the Company, without Cause, by written notice to the Executive; or

          (5) The termination of the Executive's employment hereunder by the Executive, for Good Reason, by written notice to the Company; or

          (6) The termination of the Executive's employment hereunder by the Executive, without Good Reason, by 30 days' written notice to the Company.

     (B) "CAUSE" AND "GOOD REASON" DEFINED.  For purposes of this Agreement:

     "Cause" means (i) any act or acts by the Executive resulting directly or
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indirectly in, or intended to result directly or indirectly in, material unjust gain or personal enrichment to the Executive or any third party at the expense of the Company; (ii) the willful, wanton, or reckless failure by the Executive to properly perform his duties with the Company (other than any such failure resulting from incapacity due to mental or physical illness); (iii) the Executive's conviction of or plea of nolo contendere to a felony; or (iv) Executive's material breach of Section 4 of this Agreement; in each case, provided, that the Executive's employment will in no event be considered to have been terminated for Cause if the reason for such termination took place as a result of bad judgment or ordinary negligence.

     Notwithstanding any other provision of this Agreement, the Executive shall not be terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the Board of Directors at a meeting called and held for the purpose,
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finding that in the good faith opinion of the Board of Directors, the Executive is guilty of the conduct which is the basis for termination with Cause as defined in the Agreement.

     "Good Reason" means any of the following occurring without the specific
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prior written consent of the Executive (i)  assignment to the Executive of any duties materially inconsistent with his positions, duties, responsibilities, and status with the Company (other than promotions), or a material adverse change in his reporting responsibilities, titles, or offices; (ii) requiring the Executive to be permanently based more than 100 miles from his present office location in Cambridge, Massachusetts (excluding business-related travel to an extent reasonably consistent with past practice); or (iii) the Company's failure to continue to provide to the Executive with the compensation called for by this Agreement.

     (C) ADJUSTMENTS UPON EARLY TERMINATION. Notwithstanding any other provision of this Agreement:

          (1) If the Executive's employment with the Company terminates pursuant
     Section 3(a)(4) (by the Company, without Cause) or Section 3(a)(5) (by the Executive, for Good Reason), then for a period of one year following the date of such termination, the Company will continue to pay the Executive a salary at a rate equal to that at which he was being paid at the time of termination, and (subject to Section 3(d) below) will continue to provide the Executive with the benefits that he was receiving at the time of termination (or if the Company is unable to do so because such benefits may only be provided to current employees, it will provide the Executive with the cash value thereof). These will be the Executive's exclusive remedies in respect of all rights of the Executive under this Agreement and/or any loss or damages that he may incur by reason of such termination.

          (2) If the Executive's employment with the Company terminates other than pursuant to Section 3(a)(4) (by the Company, without Cause) or Section 3(a)(5) (by the Executive, for Good Reason), then the rights of the Executive to receive compensation pursuant to Section 2 hereof, and all other rights of the Executive hereunder, will cease as of the date of such termination.

     (D) NO DUTY TO MITIGATE; TERMINATION OF BENEFITS. The Executive shall not be required to mitigate the amount of any compensation payable to him pursuant to Section 3(c)(1) hereof, whether by seeking other employment or otherwise. If during the period during which he is receiving such compensation, he obtains new full-time employment providing him with benefits comparable to those he is entitled to receive from the Company hereunder, then when he begins receiving such benefits from his new employer, he will no longer be entitled to receive such benefits from the Company; but he will continue to be entitled to receive payment of his salary as provided for herein.

     4. CERTAIN COVENANTS. The Executive hereby covenants as follows, which covenants will be in addition to, and not exclusive of, any similar obligations to which the Executive may be subject from time to time.
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     (A)  CONFIDENTIALITY.  Both during and following the term of this Agreement and the Executive's employment hereunder, the Executive will maintain the confidentiality of all confidential or proprietary information of the Company or any of its subsidiaries (including without limitation all such information acquired by the Executive before the commencement of his employment hereunder and all such information with respect to the Company's or any of its subsidiaries' respective businesses, finances, and/or technology), all of which will be and remain the exclusive property of the Company or its respective subsidiaries, as the case may be, and except as previously authorized in writing by the Company, and except with respect to information that has otherwise become public through no action or omission on the part of the Executive, will not disclose any such information to any third party, or use it for any purpose other than in the discharge of his employment duties and responsibilities hereunder.

     Upon the termination of the Executive's employment with the Company, the Executive will promptly return to the Company all documents and other tangible media that contain or reflect any confidential or proprietary information of the Company and/or its subsidiaries (including all copies, reproductions, digests, abstracts, analyses, and notes) in his possession or control, and will destroy any related files (whether stored electronically, magnetically, optically, or otherwise) on any equipment not owned by the Company or its subsidiaries.

     (B) NON-COMPETITION. During any period during which the Executive is employed by the Company, and for a period of twelve months following the date of termination of his employment with the Company (which latter period will automatically be extended by a period of time equal to any period in which the Executive is in breach of any obligations under this Section 4; including any such extension, the "Restricted Period"), the Executive will not engage,
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directly or indirectly, as a proprietor, equityholder, investor (except as a passive investor holding not more than 5% of the outstanding capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative, or in any other capacity, in any business involving any business presently engaged in by the Company, or in which the Company or any of its subsidiaries may engage at any time during the period of the Executive's employment hereunder, or in which at the time of termination of the Executive's employment hereunder, the Board of Directors of the Company or any of its subsidiaries has formally resolved to engage, in any geographic area in which the Company is presently doing business, or in which where the Company or any its subsidiaries may be doing business at any time before the termination of the Executive's employment hereunder, or in which at the time of termination of the Executive's employment hereunder, the Board of Directors of the Company or any of its subsidiaries has formally resolved to engage.

     (C) NON-SOLICITATION OF EMPLOYEES, ETC. During the Restricted Period, the Executive will not directly or indirectly recruit, solicit, induce, or attempt to induce any of the employees or independent contractors of the Company or any of its subsidiaries to terminate their employment or contractual relationship with the Company or such subsidiary; and will not assist any other person or entity to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 5% of the capital stock of a publicly held company), lender, partner,
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director, officer, employee, consultant, or representative of any person or entity who does or attempts to do so.

     (D) NON-SOLICITATION OF CUSTOMERS, SUPPLIERS, ETC. During the Restricted Period, the Executive will not directly or indirectly solicit, divert, take away, or attempt to divert or take away, from the Company or any of its subsidiaries any of the business or patronage of any of their actual or potential customers, clients, accounts, vendors, or suppliers, or induce or attempt to induce any such person or entity to reduce the amount of business it does with the Company or any of its Subsidiaries, and the Executive will not assist any other person or entity to do so, or be a proprietor, equityholder, investor (except as a passive investor holding not more than 5% of the capital stock of a publicly held company), lender, partner, director, officer, employee, consultant, or representative of any person or entity who does or attempts to do so.

     (E) INVENTIONS, ETC. The Executive will make full and prompt disclosure to the Company of all inventions, improvements, discoveries, developments, processes, software, mask works, and works of authorship, whether patentable or copyrightable or not, that are created, made, conceived, or reduced to practice by the Executive or under his direction or by him jointly with others before or during his employment hereunder or during the one-year period following the termination of his employment hereunder, excluding only such of these things as both (i) do not relate in any way to any business in which the Company is now engaged, or in which it or any of its subsidiaries may engage at any time during the period of the Executive's employment hereunder, or in which before the termination of the Executive's employment hereunder, the Board of Directors of the Company or any of its subsidiaries may formally resolve to engage, and (ii) the Executive demonstrates by clear and convincing evidence were done completely outside normal working hours, off the Company's premises, and not using the Company's tools, devices, equipment, property, or Confidential Information (collectively, subject to such exclusions, all of the foregoing, "Inventions").
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     The Executive agrees to assign, and hereby does assign, to the Company without further consideration, all of his rights, titles, and interests in and to all Inventions and all related intellectual property rights. If requested by the Company, the Executive will assist it to apply for and obtain any patents or copyright registrations relating to any Inventions, and will execute and deliver to the Company all related applications and other documents, all at the Company's expense. The Executive hereby appoints the Company (with power of substitution) as his agent and attorney-in-fact to execute and deliver or file any such document in his name and on his behalf. This power of attorney is irrevocable and coupled with an interest on the part of the Company.

     (F) EQUITABLE REMEDIES. The Executive hereby acknowledges that any breach by him of his obligations under this Section 4 would cause substantial and irreparable damage to the Company, and that money damages would be an inadequate remedy therefor. Accordingly, the Executive acknowledges and agrees that the Company will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations (in addition to all other rights and remedies to which the Company may be entitled in respect of any such breach).
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     (G)  MODIFICATION.  In the event that a court of competent jurisdiction determines that any of the provisions of this Section 4 would be unenforceable as written because they cover too extensive a geographic area, too broad a range of activities, or too long a period of time, or otherwise, then such provisions will automatically be modified to cover the maximum geographic area, range of activities, and period of time as may be enforceable, and in addition, such court is hereby expressly authorized so to modify this Agreement and to enforce it as so modified. No invalidity or unenforceability of any section of this Agreement or any portion thereof will affect the validity or enforceability of any other section or of the remainder of such section.

     5.   MISCELLANEOUS.

     (A)  BENEFITS OF AGREEMENT; NO ASSIGNMENTS; NO THIRD-PARTY BENEFICIARIES.

          (1) This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

          (2) Neither party will assign any rights or delegate any obligations hereunder without the consent of the other party (except that the Company may assign its rights and delegate its obligations hereunder to any successor to its business, whether by merger or consolidation, sale of stock or of all or substantially all of its assets, or otherwise), and any attempt to do so will be void.

          (3) Nothing in this Agreement is intended to or will confer any rights or remedies on any person or entity other than the parties hereto, their respective heirs, successors, and permitted assigns.

     (B) NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), addressed to the recipient party at his or its address set forth in the first paragraph hereof (or to such other address as the recipient party may have furnished to the sending party for the purpose pursuant to this section).

     (C) COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.
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     (D)  CAPTIONS.  The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

     (E) CONSTRUCTION. The language used in this Agreement is the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against either party.

     (F) WAIVERS; AMENDMENTS. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No amendment or modification of this Agreement will be valid or binding unless in a writing signed by both the Executive and the Company.

     (G) ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the parties, and supersedes any prior understandings or agreements between them, with respect to the subject matter hereof, including without limitation the Noncompetition Agreement dated as of May 4, 1998, between the Executive and the Company; provided, that this Agreement does not affect any agreement between the parties relating to stock options granted by the Company to the Executive, which agreements will survive the execution and delivery of this Agreement.

     (H) GOVERNING LAW. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without reference to principles of conflicts or choice of law.


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IN WITNESS WHEREOF, each of the Company and the Executive has executed and delivered this Agreement as an agreement under seal as of the date first above written.


The EXECUTIVE:



                                         November 23, 1998
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Louis Hernandez, Jr.                     Date



The COMPANY:                             ROWECOM INC.



                                         November 23, 1998
___________________________              -----------------
  Richard R. Rowe                        Date
  President & CEO